                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Materials Pursuant to Rule 14a-12
      / /        Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)):

                                  5B TECHNOLOGIES CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter)

      -----------------------------------------------------------------------
                     (Name of Person(s) Filing Proxy Statement
                           if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth
                amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          5B TECHNOLOGIES CORPORATION
                            100 SUNNYSIDE BOULEVARD
                            WOODBURY, NEW YORK 11797

            -------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
            -------------------------------------------------------

                               DECEMBER 18, 2001

To the Stockholders of
  5B TECHNOLOGIES CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of 5B Technologies Corporation (the "Company") will be held at 10:00 a.m., local time, on December 18, 2001, at The Melville Marriott at 1350 Old Walt Whitman Road, Melville, New York 11747, for the following purposes:

    1. To elect five directors of the Company to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors.

    2. To vote upon a proposal to increase the number of shares available to be granted under the Company's 2000 Stock Incentive Plan.

    3. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for fiscal 2001.

    4. To transact such other business as may properly come before the Annual Meeting.

    Only stockholders of record of the Company's Common Stock at the close of business on November 5, 2001 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. All stockholders are cordially invited to attend the Annual Meeting in person.

    A copy of the Company's Annual Report for the fiscal year ended December 31, 2000 is enclosed.

    YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS EXERCISE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING. THE PROMPT RETURN OF THE PROXY WILL BE OF ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND YOUR COOPERATION IN THIS RESPECT WILL BE GREATLY APPRECIATED.

                                          By Order of the Board of Directors

                                          GLENN NORTMAN,
                                          SECRETARY

November 15, 2001

        YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES,
        PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED
             PROXY AND MAIL IT PROMPTLY IN THE
                 ENCLOSED RETURN ENVELOPE.

                          5B TECHNOLOGIES CORPORATION
                            100 SUNNYSIDE BOULEVARD
                            WOODBURY, NEW YORK 11797

                            ------------------------

                                PROXY STATEMENT
                           FOR THE ANNUAL MEETING OF
                                  STOCKHOLDERS
                                   TO BE HELD
                              ON DECEMBER 18, 2001

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of 5B Technologies Corporation (the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at 10:00 a.m., local time, on December 18, 2001, at The Melville Marriott at 1350 Old Walt Whitman Road, Melville, New York 11747, and any adjournment thereof. This Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Company for the fiscal year ended December 31, 2000, including financial statements, are first being mailed or delivered to stockholders on or about November 19, 2001.

    If proxy cards in the accompanying form are properly executed and returned, the shares of common stock of the Company, par value $.04 per share (the "Common Stock") represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (1) for the election as directors of the nominees of the Board of Directors named below, (2) in favor of the proposal to increase the number of shares available to be granted under the Company's 2000 Stock Incentive Plan, (3) for the proposal to appoint BDO Seidman, LLP as the Company's independent auditors for fiscal 2001, and (4) in the discretion of the proxies named in the proxy card, on any other proposals to properly come before the Annual Meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, or by the vote of a stockholder cast in person at the Annual Meeting.

    Holders of record of all Common Stock on November 5, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of that date, there were approximately 2,530,258 shares of Common Stock outstanding and entitled to vote, and a majority of these shares will constitute a quorum for the transaction of business at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting, including election of directors. Only votes cast "for" a motion constitute affirmative votes. Votes "withheld" or abstentions (including broker non-votes) are included in determining the existence of a quorum, but since they are not votes "for" a motion, they will have the same effect as negative votes or votes "against" such matters.

    Under applicable law, our certificate of incorporation and our by-laws, and assuming that a quorum is present, in the election of directors, the persons elected will be the persons receiving the greatest number of votes. At the 2001 Annual Meeting, the affirmative vote of the holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to: increase the number of shares available to be granted under the Company's 2000 Stock Incentive Plan and to ratify the appointment of BDO Seidman, LLP as independent auditors of the Company.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of the Record Date, by (i) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the current directors, executive officers and nominees to serve as directors of the Company, and (iii) all directors and executive officers of the Company as a group.

NAME AND ADDRESS OF                                  AMOUNT OF                 PERCENT OF
BENEFICIAL OWNER(1)                             BENEFICIAL OWNERSHIP         COMMON STOCK(2)
-------------------                             --------------------         ---------------
Glenn Nortman.................................        436,901(3)                  16.92%
Jeffrey Nortman...............................        407,235(3)                  15.91
Steven Schneider..............................         14,033(5)                      *
William H. Kelly..............................         13,588(4)                      *
Stuart Belloff................................         53,322(5)                   2.06
Anthony Fernandez.............................         14,665(5)                      *
Leonard S. Teiber.............................          3,333                         *
Gary Rubin....................................         10,600                         *
Connecticut Bank of Commerce..................        838,679(6)                  25.98
Galt Corporation..............................        300,000(7)                  10.60
All directors and executive officers as a
  group (8 persons)...........................        643,086(3)(4)(5)            37.14%

------------------------

*   Less than 1%

(1) Except for the Connecticut Bank of Commerce with an address at 90 Broad Street, New York, NY 1004, the address of each listed person is c/o 5B Technologies Corporation, 100 Sunnyside Boulevard, Woodbury, New York 11797.

(2) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned by each person or group as of the Record Date includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after the Record Date, including, but not limited to, upon the exercise of options. For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares benefically owned by such person or group as described above by the sum of the number of shares of Common Stock outstanding on the Record Date and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of the Record Date, including, but not limited to, upon the exercise of options.

(3) Includes options which are currently exercisable (or exercisable within 60 days of the Record Date) to purchase 51,665 shares of Common Stock for Glenn Nortman and 29,999 shares of Common Stock for Jeffrey Nortman.

(4) Includes options which are currently exercisable (or exercisable within 60 days of the Record Date) to purchase 2,000 shares of Common Stock for Mr. Kelly.

(5) Represents only options which are currently exercisable (or exercisable within 60 days of the Record Date) to purchase shares of Common Stock for each of Messrs. Schneider, Belloff, and Fernandez.

(6) Represents (i) 140,193 shares of Common Stock, (ii) shares of Preferred Stock currently convertible into 648,485 shares of Common Stock, and
    (iii) warrants exercisable into 50,000 shares of Common Stock, with the conversion of the Preferred Stock and exercise of the warrants subject to approval by the Company's stockholders for any amount of Common Stock issued to the holder in excess of 19.9% of the Company's issued and outstanding Common Stock (calculated as of the date of issuance of the Preferred Stock).

(7) Represents warrants exercisable into 300,000 shares of Common Stock subject to approval by the Company's stock holders for any amount of Common Stock issued to the holder in excess of

    19.9% of the Company's issued and outstanding Common Stock (calculated as of the date of issuance of the warrants).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Transactions with Mr. Teiber: Mr. Teiber, a Director of the Company, is an attorney in private practice who provides legal services to the Company. The Company incurred expenses aggregating approximately $72,000 during fiscal 2000 for the services provided by Mr. Teiber. The Company believes that the fees for services provided by the law firm were at least as favorable to the Company as the fees for such services from unaffiliated third parties.

    Transactions with Mr. Nortman: Jeffrey Nortman, a Director of the Company, is a consultant to the Company. The Company has paid Mr. Nortman $10,000 per month since May 14, 2001 which shall continue until December 31, 2001. The Company may elect to retain Mr. Nortman as a consultant after such time.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

    A board of five (5) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the persons named in the enclosed proxy will vote the proxies received by them FOR management's five (5) nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the Company's next annual meeting of stockholders and until his successor has been elected and qualified.

VOTE REQUIRED

    The five (5) nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. Shares present in person at the Annual Meeting that are not voted for a particular nominee, and shares represented by proxies as to which authority to vote for such nominee is properly "withheld," will not be counted either "for" or "against" in determining a plurality for such nominee.

NOMINEES

    The following information is supplied with respect to the nominees for election as directors of the Company:

NAME                                  AGE                  POSITION WITH THE COMPANY
----                                --------   --------------------------------------------------
Glenn Nortman.....................     43      Chief Executive Officer, Secretary and a Director

Jeffrey Nortman...................     42      Director

Leonard S. Teiber.................     47      Director

William H. Kelly..................     60      Director

Gary Rubin........................     46      Director

    Certain biographical information regarding each nominee for election as a director of the Company is set forth below:

    GLENN NORTMAN is the Chief Executive Officer, Secretary and a director of the Company. Prior to becoming Chief Executive Officer in 1997, Mr. Nortman had served as the Company's Co-Chief Executive Officer beginning in 1996 and as the Executive Vice President from June 1992. Mr. Nortman runs the day-to-day operations of the Company's Internet solutions and systems integration and consulting business. From 1987 to 1992, Mr. Nortman served as the National Accounts Manager for Pacificorp Capital, a wholly-owned computer leasing subsidiary of PacifiCorp, the public utility in Portland, Oregon. Mr. Nortman is the brother of Jeffrey Nortman.

    JEFFREY NORTMAN has been a director of the Company since the Company's inception in 1991. Mr. Nortman was the Chief Executive Officer of DeltaForce Personnel Services, Inc., from 1999 until its sale in 2001. Mr. Nortman was the Chief Operating Officer of the Company from 1997 to May of 2001 and currently serves as a consultant to the Company. Prior to becoming Chief Operating Officer, Mr. Nortman served as the Company's Co-Chief Executive Officer beginning in 1996 and as the President from the Company's inception in 1991. From 1987 to 1991, Mr. Nortman was the Manager of Peripheral Trading for Pacificorp Capital. Mr. Nortman is the brother of Glenn Nortman.

    WILLIAM H. KELLY has been a director of the Company since 1998. The Honorable William H. Kelly is a prominent member of the Long Island community serving as Mayor of Asharoken since 1982. In addition, since 1976 Mr. Kelly has been the owner of WHK Leasing, a high technology equipment leasing company.
Mr. Kelly has served as past President of the New York State Conference of Mayors and as Chairman of the Tri-County Village Officials Association.

    LEONARD S. TEIBER has been a Director of the Company since June of 2001 and has served on the Company's audit committee since June of 2001. Mr. Teiber is a practicing attorney and has been in private practice for more than ten years and represents the Company in general commercial and corporate matters. Mr. Teiber is a member of the Bar of New York and the Bar of Arizona.

    GARY RUBIN has been a director of the Company since June of 2001. In 1998 Mr. Rubin founded and is currently a Managing Director of Masters Research Partners LLC. From 1996 to 1998, Mr. Rubin served as Chief Financial Officer and a member of the Executive Committee of Tutor Time Learning Systems, Inc. and currently serves on its board of directors. From 1993 to 1996, he was a Director with Strategica Capital, a merchant-banking firm.

    EXECUTIVE OFFICERS OF THE REGISTRANT OR ITS SUBSIDIARIES

    The following information is supplied with respect to the executive officers of the Company who are not also directors:

NAME                                          AGE               POSITION WITH THE COMPANY
----                                        --------   -------------------------------------------
Steven Schneider..........................     48      Chief Operating Officer

Stuart A. Belloff.........................     43      Chief Technology Officer and Executive Vice
                                                       President of 5B Technologies Group, Inc.

Anthony Fernandez.........................     34      Director of Finance

    STUART A. BELLOFF is the Executive Vice President and Chief Technology Officer of the Company's subsidiary, 5B Technologies Group, Inc., a position he has held since October 1998. In October 1998, Paratech Resources acquired Comptech Resources, Inc., a systems consulting, software applications and internet development firm, from Mr. Belloff and the other shareholders of Comptech Resources. Paratech Resources was subsequently renamed to 5B Technologies Group, Inc. Mr. Belloff joined Comptech Resources in 1994 as Executive Vice President and was appointed President of Comptech Resources in 1996. Prior thereto, Mr. Belloff was the Vice President of
Microconnections, Inc., a software applications development firm, from 1991 to 1993. Prior thereto, Mr. Belloff founded

Datatech Inc., an application development organization, in 1983 and served as its Senior Vice President from 1983 until Datatech was merged into Microconnections in 1991.

    ANTHONY FERNANDEZ is the Director of Finance of the Company, a position he has held since January 1999. Prior to becoming Director of Finance in 1999, Mr. Fernandez served as Controller of the Company beginning in 1998. Prior to his employment with the Company, Mr. Fernandez was the Chief Financial Officer of DSO Fluid Handling, Inc., a manufacturer of replacement parts for machinery used in the food and pharmaceutical industry. Prior thereto, Mr. Fernandez was a Senior Accountant with the accounting firm of Shanholt Glassman Hoffman & Klein, P.C. from 1995 to 1997. Prior thereto, from 1993 to 1995, Mr. Fernandez was a Senior Associate at the accounting firm of BDO Seidman, LLP.

    ROCCO C. PASSAFUIME was the Vice President of Sales of the Company's subsidiary, 5B Technologies Group, Inc., a position he held since 1997 and resigned from the Company in March of 2001.

    STEVEN SCHNEIDER is the Chief Operating Officer of the Company, a position he has held since May, 2001. Mr. Schneider joined the Company in September, 2000 as Vice President of Corporate Development. Prior to his employment with the Company, he was a managing director with National Financial Companies, LLC from March 1998 to September 2000. From 1996 to March 1998 he was Executive Vice President and Chief Finanical Officer of Waters, Pelton, Ostroff & Associates.

MEETINGS OF THE BOARD

    During the last fiscal year, the Company's Board of Directors met one time, but the members of the Board had regular contact with the Company's senior management in order to remain fully apprised of the Company's activities. In addition to these meetings of the Board of Directors, the Board of Directors acted by unanimous written consent in lieu of meeting on four occasions in 2000. There is one standing committee of the Board of Directors as described below.

DIRECTOR'S COMPENSATION

    The members of the Board of Directors do not receive cash compensation for their services but are eligible to participate in the Director Option Plan as described below.

AUDIT COMMITTEE

    The Audit Committee is responsible for reviewing the accounting principles, policies and practices followed by the Company in accounting for, and reporting, its financial results of operations and for selecting and meeting with the Company's independent accountants. This Committee meets from time to time with members of the Company's internal audit staff and also, among other things, reviews (i) the financial, investment and risk management policies followed by the Company in conducting its business activities; (ii) the Company's annual financial statements; (iii) the Company's internal financial controls and
(iv) the performance of the Company's independent accountants. The Audit Committee operates under a written Audit Committee Charter adopted by the Board of Directors, a copy of which is attached hereto as Annex A. This Committee held two meetings during the last fiscal year. During the fiscal year ended
December 31, 2000, the committee consisted of William H. Kelly and Larry Austin, and, from April 2000 through the end of the year 2000, James E. Hillman. The Audit Committee currently consists of Messrs. Kelly, Rubin and Teiber. The Board of Directors has determined that each of Messrs. Kelly and Rubin of the Audit Committee is an "independent director" as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc. and Mr. Teiber is qualified to serve by reason of an exemption to Rule 4200(a)14(B).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company does not currently have a compensation committee, and instead the entire Board of Directors of the Company determined the levels of executive officer compensation during 2000. No executive officer of the Company had any relationship reportable under the Compensation Committee Interlock regulations during 2000.

         PROPOSAL TWO: APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES
          AVAILABLE TO BE GRANTED UNDER THE 2000 STOCK INCENTIVE PLAN

    The Company's Board of Directors recommends that the stockholders approve the Amendment to the 5B Technologies Corporation 2000 Stock Incentive Plan (the "2000 Plan"). The amendment authorizes the issuance of up to 500,000 additional shares of our Common Stock and was approved by the Board of Directors at a meeting held on October 17, 2001, subject to stockholder approval. Under the 2000 Plan, the Company originally authorized 500,000 shares of our Common Stock to be issued in connection with grants awarded under the 2000 Plan. If the amendment is approved, the 500,000 additional shares being authorized may be granted to employees, officers, directors and other individuals providing bona fide services to the Company.

    The Board of Directors believes that stock options play an important role in providing eligible employees and qualifying third parties with an incentive and inducement to contribute fully and to further the growth and development of the Company and its subsidiaries because there is an opportunity to acquire a proprietary interest in the Company. As of November 5, 2001, 302,500 awards have been granted.

    Since the approval of the 2000 Plan, the Company has experienced a significant increase in the number of employees eligible for awards due to recent acquisitions and internal business development. The number of employees has increased from approximately 43 at December 31, 2000 to approximately 71 at November 5, 2001. In addition, the number of outstanding shares has increased to approximately 6,365,540, on a fully diluted basis, at November 5, 2001, from approximately 2,162,041, on a fully diluted basis, at December 31, 2000, thereby reducing the percentage of awards from 23% to 7.8% of our outstanding common stock, on a fully diluted basis. The Company also will need to grant additional awards to meet the needs of new employees it expects to acquire under future acquisition activities. The Board of Directors evaluated all of the foregoing factors in reaching a determination to increase the number of shares available for awards under the 2000 Plan.

    The offer and sale of the additional underlying shares of our common stock under the 2000 Plan will be registered pursuant to a registration statement on Form S-8 as soon as reasonably practicable after it has been amended pursuant to Proposal 2.

    A summary of the 2000 Plan, as amended, is set forth below. This summary is qualified in its entirety by reference to the full text of the 2000 Plan, as amended, which appears as Annex B to this Proxy Statement. We urge you to carefully review the test of the 2000 Plan as proposed to be amended.

GENERAL

    PURPOSE: The purpose of the 2000 Plan is to promote the Company's long-term growth and profitability by providing key people with incentives to improve stockholder value and contribute to the Company's growth and financial success and by enabling it to attract, retain and reward the best available people.

    SHARES AVAILABLE UNDER THE PLAN: The number of shares of Common Stock that the Company may issue with respect to awards available for grant under the proposed plan will not exceed an aggregate of 1,000,000 shares. These limits will be adjusted to reflect any stock dividends, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. If any award, or portion of an award, under the plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to us in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the surrendered shares will thereafter be available for further awards under the plan.

    ADMINISTRATION: The proposed plan shall be administered by the Board of Directors or by a committee or committees as the Board may appoint from time to time (whether by the Board of Directors or any such committee, the "Administrator"). The Administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the plan, including, but not limited to, the authority to: (i) determine who is eligible for awards, and the time or times at which such awards will be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the Administrator deems appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder);
(vi) accelerate or otherwise change the time in which an award may be exercised or become payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment or consulting relationship; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

    Except with respect to a stock dividend, stock split or reverse stock split, in the event of any change affecting the Common Stock, the Company or its capitalization by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares, other than any such change that is part of a transaction resulting in a Change in Control (as defined in the 2000 Plan), the Administrator, in its discretion and without the consent of the holders of the awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the 2000 Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, and
(B) any adjustments in outstanding awards, including, but not limited to, reducing the number, kind and price of securities subject to outstanding awards, and may, without the consent of holders of awards, make any other adjustments in outstanding awards.

    Without the consent of holders of awards, the Administrator, in its sole discretion, may make any modifications to any awards, including, but not limited to, cancellation, forfeiture, surrender or other termination of the awards, in whole or in part, regardless of the vested status of the award, but solely to the extent necessary to facilitate the compliance of such transaction with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

    Without the consent of holders of awards, the Administrator, in its discretion, is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company, or its financial statements or those of any of its affiliates, or of changes in applicable laws, regulations or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan.

    PARTICIPATION: Participation in the plan will be open to all of the Company's employees, officers, directors and other individuals providing bona fide services to the Company or any of its affiliates, as the Administrator may select from time to time.

TYPE OF AWARDS

    The plan as proposed would allow for the grant of stock options, stock appreciation rights, stock awards, phantom stock awards, performance awards and other stock-based awards. The Administrator, in its sole discretion, shall establish the terms of all awards granted under the 2000 Plan. The Administrator may grant these awards individually or in tandem with other awards. The Administrator may permit or require a recipient of an award to defer such individual's receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

    STOCK OPTIONS: The proposed 2000 Plan allows the Administrator to grant either awards of incentive stock options, as that term is defined in
Section 422 of the Internal Revenue Code, or nonqualified stock options, except that awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Sections 424(e) and (f) of the Internal Revenue Code, respectively, of the Company. Options intended to qualify as incentive stock must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the grant agreement evidencing such stock option.

    STOCK APPRECIATION RIGHTS: The 2000 Plan allows the Administrator to grant awards of stock appreciation rights which entitle the holder to receive a payment in cash, in shares of Common Stock, or in a combination of both, having an aggregate value equal to the spread on the date of exercise between the fair market value of the underlying shares on that date and the base price of the shares specified in the grant agreement.

    STOCK AND PHANTOM STOCK AWARDS: The 2000 Plan allows the Administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units, to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of Common Stock, or in a combination of both.

    PERFORMANCE AWARDS: The 2000 Plan allows the Administrator to grant performance awards which become payable in cash, in shares of Common Stock, or in a combination of both, on account of attainment of one or more performance goals established by the Administrator. The Administrator may establish performance goals based on operating income, or that of the Company's affiliates, or one or more other business criteria the Administrator may select that applies to an individual or group of individuals, a business unit, or the Company or its affiliate as a whole, over such performance period as the Administrator may designate.

    OTHER STOCK-BASED AWARDS: The 2000 Plan allows the Administrator to grant other stock-based awards to eligible participants which may be denominated in cash, Common Stock, other securities, stock equivalent units, stock appreciation units, securities or debentures convertible into Common Stock, or any combination of the foregoing. These awards may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock, other securities and cash.

AWARDS UNDER THE PLAN

    Because participation and the types of awards available for grant under the plan as proposed are subject to the discretion of the Administrator, the benefits or amounts that any participant or groups of participants may receive if the amendment to the 2000 Plan is approved are not currently determinable. As of the Record Date awards for 302,500 options have been granted under the 2000 Plan.

AMENDMENT AND TERMINATION

    The Board of Directors may terminate, amend or modify the plan or any portion thereof at any time.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a general summary of the current federal income tax treatment of stock options, which would be authorized for grants under the plan as proposed, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

    INCENTIVE STOCK OPTIONS: Incentive stock options under the 2000 Plan are intended to meet the requirements of section 422 of the Internal Revenue Code. No tax consequences result from the grant of an incentive stock option. If an option holder acquires stock upon exercise, the option holder will not recognize income for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and the Company will not be allowed a deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or one of its subsidiaries, and (b) the option holder makes no disposition of the stock within two years from the date of the option grant nor within one year after the transfer of the stock to the option holder. The three-month period extends to one year in the event of disability and is waived in the event of death of the employee. If the option holder sells the stock after complying with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

    If the option holder fails to be employed by the Company for the required period, the tax consequences will be substantially the same as for a nonqualified option, discussed below. If the option holder fails to hold the stock received pursuant to exercise of the incentive stock options for the period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of the exercise of the option over the exercise price, or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, the Company will be allowed an equivalent deduction in the same year.

    NONQUALIFIED STOCK OPTIONS: No tax consequences result from the grant of a nonqualified stock option. An option holder who exercises a nonqualified stock option generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in these shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

    DISALLOWANCE OF DEDUCTIONS: The Internal Revenue Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted with the approval of the outside directors at fair market value under a plan, such as the proposed plan, that limits the number of shares that may be issued to any individual and which is approved by the corporation's stockholders.

    A copy of the amended and restated 2000 Plan is set forth in Annex A to this Proxy Statement.

REQUIRED AFFIRMATIVE VOTE

    This proposal to approve the plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

RECOMMENDATION

    The Company's Board of Directors unanimously recommends a vote "For" the adoption of the plan.

                                 PROPOSAL THREE
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

    The Board of Directors has selected BDO Seidman, LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001 and recommends that stockholders vote for ratification of such appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

    Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    AUDIT FEES

    BDO Seidman, LLP has billed the Company $111,000, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the Company's 2000 fiscal year and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the Company's 2000 fiscal year.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    BDO Seidman, LLP has not billed the Company for any professional services related to financial information systems design and implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

    ALL OTHER FEES

    BDO Seidman, LLP has billed the Company $58,000, in the aggregate, for professional services rendered by it for all services other than those services covered in the sections captioned "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the Company's 2000 fiscal year. These other services include (i) services rendered in connection with acquisitions made by the Company, (ii) assistance with regulatory filings, and
(iii) consultations on the effects of various accounting issues and changes in professional standards.

    In making its recommendation to ratify the appointment of BDO Seidman, LLP as the Company's independent accountants for the fiscal year ending
December 31, 2001, the Audit Committee has considered whether the non-audit services provided by BDO Seidman, LLP are compatible with maintaining the independence of BDO Seidman, LLP.

REQUIRED AFFIRMATIVE VOTE

    The affirmative vote of the majority of votes cast at the Annual Meeting in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of independent auditors. Abstentions and broker non-votes do not count as an affirmative vote cast, and therefore have the same effect as a vote "against" this proposal.

RECOMMENDATION

    The Company's Board of Directors unanimously recommends a vote "For" the ratification of the appointment of BDO Seidman, LLP as independent auditors.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table summarizes all compensation earned by or paid to the Company's Chief Executive Officer and each of the Company's (and Subsidiaries') other executive officers whose total annual salary and bonus exceeded $100,000 in 2000 (collectively, the "named executive officers"), for services rendered in all capacities to the Company during the fiscal years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                                                                             SECURITIES
NAME AND                                     FISCAL                          OTHER ANNUAL    UNDERLYING
PRINCIPAL POSITION                            YEAR      SALARY     BONUS     COMPENSATION     OPTIONS
------------------                          --------   --------   --------   ------------   ------------
Glenn Nortman.............................    2000     $380,000        --       $26,097(1)      50,000(5)
  Chief Executive Officer                     1999      380,000        --        36,273(2)
                                              1998      340,182   $73,000        45,541(3)          --

Jeffrey Nortman...........................    2000     $275,028        --       $40,013(1)      25,000(5)
  Chief Operating Officer                     1999      280,317        --        41,439(2)          --
                                              1998      365,112        --        45,258(3)          --

Stuart A. Belloff.........................    2000     $210,000        --       $ 4,800(4)      40,000(5)
  Chief Technology Officer                    1999      175,000        --         4,800(4)          --
  of 5B Technologies Group, Inc.              1998       31,827   $50,000           800(4)      40,000(5)

Anthony Fernandez.........................    2000     $109,968        --       $ 4,500(4)      10,000
  Director of Finance                         1999       97,763        --         3,375(4)       7,000(5)
                                              1998       20,840        --            --             --

Rocco C. Passafuime.......................    2000     $180,336        --       $ 9,000(4)      18,750(5)
  Vice President of Sales                     1999      174,567        --         9,000(4)      28,750(5)
  of 5B Technologies Group, Inc.              1998      153,523        --         9,000(4)      18,750(5)

------------------------

(1) Represents payments of approximately $15,500 for automobile expenses and $10,557 for country club dues and personal use for Mr. Glenn Nortman, and approximately $14,239 for automobile expenses and $25,774 for country club dues and personal use for Mr. Jeffrey Nortman.

(2) Represents payments of approximately $18,000 for automobile expenses and $18,273 for country club dues for Mr. Glenn Nortman, and approximately $16,267 for automobile expenses and $25,172 for country club dues for Mr. Jeffrey Nortman.

(3) Represents payments of approximately $18,700 for automobile expenses and $26,841 for country club dues for Mr. Glenn Nortman, and approximately $18,400 for automobile expenses and $26,858 for country club dues for Mr. Jeffrey Nortman.

(4) Represents automobile expenses.

(5) Reflects the number of shares of the Company's Common Stock underlying such option.

    All directors of the Company are reimbursed for all reasonable expenses incurred by them in acting as a director or as a member of any committee of the Board of Directors.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on stock options granted in 2000 to each of the named executive officers:

                                   INDIVIDUAL GRANTS                                          POTENTIAL REALIZABLE
----------------------------------------------------------------------------------------     VALUE AT ASSUMED ANNUAL
                                    NUMBER OF    PERCENT OF                                      RATES OF STOCK
                                      SHARES       TOTAL                                   APPRECIATION FOR OPTIONS(2)
                                    UNDERLYING    OPTIONS     EXERCISE   EXPIRATION DATE   ---------------------------
NAME                                 OPTIONS      GRANTED      PRICE          DATE              5%            10%
----                                ----------   ----------   --------   ---------------   ------------   ------------
Anthony Fernandez.................    10,000(3)      2.61%     $ 1.63        1/20/10           10,220         25,898
Stuart Belloff....................    40,000(3)     10.42%     $ 1.79        1/20/10           44,966        113,953
Jeffrey Nortman...................    25,000(3)      6.51%     $ 1.79        1/20/10           28,104         71,220
Glenn Nortman.....................    50,000(3)     13.03%     $ 1.79        1/20/10           56,207        142,441
Rocco C. Passafuime...............    18,750(4)                $13.25        1/20/10          156,241        395,945

------------------------

(1) Amounts represent hypothetical gains that could be achieved if the option is exercised at the end of the option term. These gains are disclosed as required under SEC rules, and are based on assumed rate of stock appreciation of 5% and 10% compounded annually from the option's date of grant to its date of expiration. Actual gain upon exercise, if any, will depend on the future performance of the Company's Common Stock, the option holder's continued employment with the Company and the date on which the option is exercised.

(2) Exercise price is equal to or greater than the fair market value of the Company's Common Stock on the date of grant.

(3) The options vest in three annual installments beginning on January 20, 2001.

(4) The options vest in three annual installments beginning on March 16, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

    The following table provides information on stock options exercised in 2000 by each of the named executive officers and the value of each officer's unexercised options at December 31, 2000:

                                                                          NUMBER OF
                                                                           SHARES            VALUE OF
                                                                         UNDERLYING       UNEXERCISED IN-
                                                                         UNEXERCISED         THE-MONEY
                                                                      OPTIONS AT FISCAL     OPTIONS AT
                                                                          YEAR-END        FISCAL YEAR END
                                                                             (#)              ($)(1)
                                      SHARES ACQUIRED      VALUE        EXERCISABLE/       EXERCISABLE/
NAME                                  ON EXERCISE (#)   REALIZED($)      UNEXERCISED        UNEXERCISED
----                                  ---------------   -----------   -----------------   ---------------
Glenn Nortman.......................           --              --         3750/52,500        3750/52,500
Jeffrey Nortman.....................           --              --        3,750/27,500       3,750/27,500
Rocco Passafuime....................           --              --       37,709/47,291      37,709/47,291
Stuart Belloff......................           --              --       26,666/53,334      26,666/53,334
Anthony Fernandez...................           --              --        2,333/14,667       2,333/14,667

------------------------

(1) Amounts shown are based on $1.00 per share, the closing price of the Company's Common Stock (as reported on the NASDAQ SmallCap Market) on December 31, 2000.

EMPLOYMENT AGREEMENTS

    Glenn Nortman has an employment agreement with the Company as described below. The initial term of Mr. Nortman's employment agreement concludes on June 1, 2003 and automatically renews for successive one year terms unless either the Company or Mr. Nortman notifies the other of its or his intention not to renew the employment agreement within 90 days of each anniversary date of the agreement.

    Under his employment agreement, during 2001 Mr. Nortman will receive base salary of $380,000. As part of his compensation package, Mr. Nortman will also receive the use of an automobile and certain other fringe benefits commensurate with his duties and responsibilities. In addition, Mr. Nortman will be entitled to receive a severance payment equal to 2.99 times his current annual base salary if, among other things, without his consent, his duties, responsibilities or position is materially diminished, if there is any material breach of his employment agreements by the Company at any time during the term thereof or if the Company experiences a "Change of Control" (as defined therein).

    In May of 2001, Mr. Jeffrey Nortman voluntarily resigned from his position as Chief Operating Officer and continues as a consultant to the Company.

    Mr. Stuart Belloff has an employment agreement with 5B Technologies
Group, Inc., a wholly owned subsidiary of the Company ("5B Technologies Group"). Mr. Belloff's employment agreement automatically renews for successive one year terms unless either 5B Technologies Group or Mr. Belloff notifies the other of its intention not to renew the employment agreement within 120 days of each anniversary date of the agreement. During 2001 Mr. Belloff will receive a base salary of $175,000, and he will be eligible to receive an annual bonus to be set by the Board of Directors of 5B Technologies Group based upon target goals established in good faith by its Board of Directors and Mr. Belloff; provided, that each such annual bonus shall be no less than 20% of the amount in excess of such targets established for such given year. As part of his compensation package, Mr. Belloff also receives an automobile allowance and certain other fringe benefits commensurate with his duties and responsibilities. In addition, in the event that Mr. Belloff is terminated voluntarily by 5B Technologies Group or Mr. Belloff terminates his employment for Good Reason (as defined in his employment agreement), he will be entitled to receive his base salary and medical benefits for the remainder of the term of his employment agreement as well as the annual bonus due for the year in which such termination occurs.

    KEY-MAN AND SPLIT-DOLLAR LIFE INSURANCE

    The Company maintains key-man/split-dollar life insurance policies on the life of Glenn Nortman. The death benefits under these policies are allocated $1,000,000 towards the key-man component and $4,000,000 towards the split-dollar component.

    DIRECTOR OPTION PLAN

    On October 1, 1995, the Board of Directors adopted, and the stockholders approved, the 5B Technologies 1995 Director Option Plan (the "Director Plan"), pursuant to which 12,500 shares of the Company's Common Stock were reserved for issuance upon the exercise of options granted to the Company's non-employee directors. The purpose of the Director Plan is to encourage ownership of Common Stock by the Company's non-employee directors whose initial retention and then continued services are considered essential to the Company's future and to provide them with a further incentive to remain as directors of the Company. To date, 3,000 such options have been granted under the Director Plan.

    The Directors Plan is administered by the Board of Directors. Directors who are not employees of the Company or any of its subsidiaries are eligible to participate in the Director Plan. The Director Plan expires in August 2005. The Board of Directors may award, alter or discontinue the Director Plan, subject to certain limitations.

    Under the Director Plan, an eligible director will, after having served as a director for one year, receive a formula grant of a non-qualified stock option to purchase 500 shares of Common Stock at an exercise price equal to the fair market value of such shares at the time of grant of such option. Each such option is immediately exercisable for a period of 10 years from the date of grant but generally may not be exercised more than 90 days after the date an optionee ceases to serve as a director of the Company. Options granted under the Director Plan are not transferable by the optionee other than by will, laws of descent and distribution or as required by law.

    Common Stock may be purchased upon the exercise of an option by payment in cash or cash equivalent, through the delivery of shares of Common Stock having a fair market value equal to the cash exercise price of the option, or any combination of the above, subject to the discretion of the Board of Directors.

    BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

    The Company does not currently have a compensation committee, and instead, during fiscal year 2000 the entire Board of Directors of the Company made determinations regarding the levels of executive compensation. Currently, Glenn Nortman, Steven Schneider and Anthony Fernandez are the only executive officers of the Company. Glenn Nortman is the only executive officer of the Company with an employment agreement.

    In 2000, the only compensation paid to Messrs. Glenn and Jeffrey Nortman and Mr. Belloff was as set forth in their respective employment agreements, and the only compensation paid to Mr. Passafuime and Mr. Fernandez was as set forth in their respective letter agreements with the Company. Insofar as the 2000 levels of compensation for all of the Company's executive officers were limited to base salaries (and other compensation) falling within the respective salary ranges established in the executives' respective employment agreements and letter agreements, the Board of Directors in 2000 determined the levels of such executives' compensation in accordance with the respective terms and provisions of their agreements. The Board of Directors continues to believe, however, that the base salaries set forth in the respective employment agreements are appropriate in light of each executive's level of responsibilities, individual performance and time in position, as well as in relation to the Company's overall financial circumstances and performance during 2000.

    With respect to 2001, the Board of Directors has determined to potentially award both commission-based and stock option-based compensation to its executives, in both cases in conformity with the policies and procedures set forth below. The Board's determination to potentially award such additional compensation is based upon its belief that it is in the Company's best interests to provide incentives to its executives to realize the Company's overall strategies and objectives and to compensate them to the extent that such strategies and objectives are met.

    POTENTIAL COMMISSION-BASED COMPENSATION. The Board of Directors believes that, in appropriate instances, commission-based compensation can be an effective means of providing incentive to its executives. The Board of Directors intends to look at numerous factors in determining in which circumstances to award commission-based compensation, which factors will include the extent of the executive's role in bringing a transaction to the Company and in closing the transaction, the profitability to the Company of the transaction and the perceived long-term benefits of the transaction to the Company's overall strategies and objectives. In this regard, the Board of Directors does not currently intend to establish minimum performance levels or other pre-determined benchmarks for the award of commission-based compensation, but instead plans to review each circumstance on its own merits to determine the level, if any, of commission-based compensation which the Company will pay.

    POTENTIAL STOCK-OPTION BASED COMPENSATION. Consistent with the purposes of the Company's existing 1995 Stock Option Plan and the 2000 Stock Incentive Plan of ensuring the retention of existing executive personnel and providing additional incentive to such personnel by permitting such individuals to increase their ownership interest in the Company (among the other purposes of such Plans), the Board of Directors has determined to continue, in appropriate circumstances, issuing options to its executive officers. The Board of Directors generally has established a flexible formula to determine the number of stock options to be granted to its executive officers. Pursuant to this formula, an executive officer would receive a base number of options equal to one share of Common Stock for every $100.00 of such officer's annual base salary. In order to permit the Board of Directors to most accurately reward stock options, the formula then requires that the base number of options be subject to a "merit multiplier," the size of which will depend upon the overall performance of the Company during the year in question, the executive's performance in that year and other factors.

                               BOARD OF DIRECTORS

                                 Glenn Nortman
                                Jeffrey Nortman
                                William H. Kelly
                               Leonard S. Teiber
                                   Gary Rubin

AUDIT COMMITTEE REPORT

    The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act, as amended (the "Exchange Act").

    The Audit Committee has reviewed and discussed with the Company's management and BDO Seidman, LLP the audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for the Company's 2000 fiscal year.

    The Audit Committee also discussed with BDO Seidman, LLP any matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communications with Audit Committees.

    The Audit Committee has received and reviewed the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with BDO Seidman, LLP its independence from the Company. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for its 2000 fiscal year for filing with the SEC.

                                          SUBMITTED BY THE AUDIT COMMITTEE
                                          William H. Kelly, Chairman
                                          Gary Rubin
                                          Leonard S. Teiber

PERFORMANCE GRAPH

    Displayed below is a graph which compares the cumulative total stockholder returns (including reinvestment of dividends) from the period from January 23, 1996 (the date the Company became a public company) through December 31, 2000 on an investment of $100 in (i) the Company's Common Stock, (ii) the Russell 2000 Index (an index of small capitalization companies), and (iii) the NASDAQ Non-Financial Index (an index of all NASDAQ-traded companies, excluding financial companies). Stockholders are advised that historical results are not necessarily indicative of future performance.

                COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN*
           AMONG 5B TECHNOLOGIES CORPORATION, THE RUSSELL 2000 INDEX
                       AND THE NASDAQ NON-FINANCIAL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                             1/23/96  DEC-96   DEC-97   DEC-98   DEC-99   DEC-00
5B TECHNOLOGIES CORPORATION  $100.00   $60.71   $71.43   $15.18   $41.09   $28.57
RUSSELL 2000                 $100.00  $119.05  $145.68  $141.97  $172.14  $150.48
NASDAQ NON-FINANCIAL         $100.00  $124.46  $145.68  $213.85  $418.74  $244.32

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company and to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that, during the 2000 fiscal year, all filing requirements applicable to its executive officers, directors and greater than 10% stockholders were complied with in a timely fashion during the fiscal year ended December 31, 2000.

                           2000 STOCKHOLDER PROPOSALS

    Shareholders of the Company may submit proposals on matters appropriate for shareholder action at meetings of the Company's shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act ("Rule 14a-8"). For such proposals to be included in the Company's proxy materials relating to its Annual Meeting of Shareholders to be held in 2002, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than April 22, 2002. Such proposals should be delivered to the Company's principal executive offices located at 100 Sunnyside Boulevard, Woodbury, New York 11797, Attn: Secretary.

    In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, if the Company is not provided with notice of such proposal on or prior to June 24, 2002.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the stockholders they represent in accordance with their best judgment.

                            SOLICITATION OF PROXIES

    Proxies are being solicited by and on behalf of the Board of Directors. The Company will bear the costs of preparing and mailing the proxy materials to its stockholders in connection with the Annual Meeting. The Company will solicit proxies by mail and the directors and certain officers and employees of the Company may solicit proxies personally or by telephone or telegraph. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. The Company also will request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable out-of-pocket expenses related thereto.

    The Company shall provide, without charge, to any stockholder, upon the written request therefor, additional copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Any such request shall be directed to 5B Technologies Company, Attention: Anthony Fernandez, the Company's Director of Finance at the following address: 100 Sunnyside Boulevard, Woodbury, New York 11797.

                                          GLENN NORTMAN,
                                          SECRETARY

November 15, 2001

                                                                         ANNEX A

                          5B TECHNOLOGIES CORPORATION
           CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    1.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Company's audit and financial reporting process.

    The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section 3 of the Charter. The Committee shall be given full access to the Company's financial and accounting groups, Board Chairman, Company executives and independent accountants as necessary to carry out these responsibilities.

    2.  COMPOSITION OF THE AUDIT COMMITTEE

    The Audit Committee shall be comprised of three or more directors, each of whom will be independent as defined by the National Association of Securities Dealers, Inc. (NASD) or exempt from such requirement.

    All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.

    At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

    3.  RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties, the Audit Committee shall:

    a. Review annually the Audit Committee Charter for adequacy and recommend any changes to the Board.

    b. Review the accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations.

    c. Review the financial, investment and risk management policies followed by the Company in operating its business activities.

    d.  Review the Company's annual financial statements.

    e. Review any management letter prepared by the independent accountants and review the Company's internal financial controls, including the activities of the Company's financial and accounting departments.

    f. Recommend to the Board of Directors the selection of the independent accountants.

    g. Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

    h. Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

    i. Review the performance of the independent accountants and approve any proposed changes in accountants when circumstances warrant.

    j. Following completion of the annual audit, review separately with the independent accountants, the internal financial and accounting departments, and management any significant difficulties encountered during the course of the audit.

    k. Report to the Board on the major items covered at each Audit Committee meeting and make recommendations to the Board and management concerning these matters.

    l. Perform any other activities consistent with this charter, the Corporation's Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

    4.  AUDIT COMMITTEE MEETINGS

    The Committee will meet on a regular basis, approximately 3 to 4 times each year, and will hold special meetings as circumstances require. The timing of the meetings shall be determined by the Audit Committee.

    At all Audit Committee meetings a majority of the total number of members shall constitute a quorum.

    5.  COMMUNICATION BETWEEN AUDIT COMMITTEE MEETINGS

    The Committee will meet at any time if the independent accountants believe that certain communication to the committee (e.g., significant events, transactions or changes to accounting principles affecting the quality of financial statements) is required in connection with their review of quarterly or annual reporting.

                                                                         ANNEX B

                          5B TECHNOLOGIES CORPORATION
                 AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

1.  ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

    5B Technologies Corporation, a Delaware corporation (the "COMPANY"), hereby establishes the 5B TECHNOLOGIES CORPORATION 2000 STOCK INCENTIVE PLAN (the "PLAN"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons.

    The Plan permits the granting of stock options (including incentive stock options qualifying under Section 422 of the Code and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.  DEFINITIONS

    Under the Plan, except where the context otherwise indicates, the following definitions apply:

    (a) "AFFILIATE" means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, "CONTROL" means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

    (b) "AWARD" means any stock option, stock appreciation right, stock award, phantom stock award, performance award or other stock-based award.

    (c)  "BOARD" means the Board of Directors of the Company.

    (d) "CHANGE IN CONTROL" means: (i) the acquisition (other than from the Company) by any Person, as defined in this Section 2(d), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of 50% or more of
(A) the then outstanding securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "COMPANY VOTING STOCK"); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation or other business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock. For purposes of this Section 2(d), a "PERSON" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act other than: employee benefit plans sponsored or maintained by the Company and corporations controlled by the Company.

    (e) "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

    (f) "COMMON STOCK" means shares of common stock of the Company, $0.04 par value per share.

    (g) "FAIR MARKET VALUE" means, with respect to a share of the Company's Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act and listed for trading on a national securities exchange or NASDAQ market or traded in the over-the-counter market, "FAIR MARKET VALUE" means, as applicable, (i) either the closing sale price quoted on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market; (ii) the average of the high bid and low asked prices on the relevant date quoted on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator's discretion; or (iii) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term "RELEVANT DATE" as used in this SECTION 2.1(G) means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator's discretion.

    (h) "GRANT AGREEMENT" means a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

3.  ADMINISTRATION

    (a) ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "ADMINISTRATOR").

    (b) POWERS OF THE ADMINISTRATOR. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

    The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards, shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as provided in SECTION 7(D) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Company; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

    The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

    (c) NON-UNIFORM DETERMINATIONS. The Administrator's determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

    (d) LIMITED LIABILITY. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

    (e) INDEMNIFICATION. To the maximum extent permitted by law and by the Company's charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

    (f) EFFECT OF ADMINISTRATOR'S DECISION. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.  SHARES AVAILABLE FOR THE PLAN

    Subject to adjustments as provided in SECTION 7(D) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 1,000,000 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in SECTION 7(D) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

    Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 50,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.  PARTICIPATION

    Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested prior to the date the individual first performs such services.

6.  AWARDS

    The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual's receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

    (a) STOCK OPTIONS. The Administrator may from time to time grant to eligible participants Awards of incentive stock options, as that term is defined in Section 422 of the Code, or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Sections 424(e) and (f) of the Code, respectively, of the Company. Options intended to qualify as incentive stock options under Section 422 of the Code must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

    (b) STOCK APPRECIATION RIGHTS. The Administrator may from time to time grant to eligible participants Awards of stock appreciation rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of
(i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

    (c) STOCK AWARDS. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

    (d) PHANTOM STOCK. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("PHANTOM STOCK") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

    (e) PERFORMANCE AWARDS. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

    (f) OTHER STOCK-BASED AWARDS. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing, and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.  MISCELLANEOUS

    (a) WITHHOLDING OF TAXES. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

    (b) LOANS. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

    (c) TRANSFERABILITY. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

    (d)  ADJUSTMENTS FOR CORPORATE TRANSACTIONS AND OTHER EVENTS.

        (i) STOCK DIVIDEND, STOCK SPLIT AND REVERSE STOCK SPLIT. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in SECTION 4 of the Plan, and
    (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

        (ii) NON-CHANGE IN CONTROL TRANSACTIONS. Except with respect to the transactions set forth in SECTION 7(D)(I), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the holders of the Awards, shall make
    (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in SECTION 4 of the Plan, and (B) any adjustments in outstanding Awards, including, but not limited to, reducing the number, kind and price of securities subject to Awards.

        (iii) CHANGE IN CONTROL TRANSACTIONS. In the event of any transaction resulting in a Change in Control, outstanding stock options and SAR's under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination, the holders of stock options and SAR's under the Plan will be permitted, for a period of at least twenty days prior to the effective time of the Change in Control, to exercise all portions of such Awards that are then exercisable or which become exercisable upon or prior to the effective time of the Change in Control; provided, however, that any such exercise of any portion of such an Award which becomes exercisable as a result of such Change in Control shall be deemed to occur immediately prior to the effective time of such Change in Control.

        (iv) CERTAIN ACQUISITION TRANSACTIONS. In connection with any business combination authorized by the Board, the Administrator, in its sole discretion and without the consent of the holders of the Awards, may make any modifications to any Awards, including, but not limited to, cancellation, forfeiture, surrender or other termination of the Awards, in whole or in part, regardless of the vested status of the Award, but solely to the extent necessary to facilitate the compliance of such transaction with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

        (v) UNUSUAL OR NONRECURRING EVENTS. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

    (e) SUBSTITUTION OF AWARDS IN MERGERS AND ACQUISITIONS. Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

    (f) TERMINATION, AMENDMENT AND MODIFICATION OF THE PLAN. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

    (g) NON-GUARANTEE OF EMPLOYMENT OR SERVICE. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest, (ii) the forfeiture of any unvested or vested portion of any Award, and/or (iii) any other adverse effect on the individual's interests under the Plan.

    (h) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

    (i) GOVERNING LAW. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State New York, without regard to its conflict of laws principles.

    (j) EFFECTIVE DATE; TERMINATION DATE. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

                           5B TECHNOLOGIES CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 18, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of 5B Technologies Corporation, a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and 2000 Annual Report, and hereby constitutes and appoints Glenn Nortman and Jeffrey Nortman as proxies, with power to act without the other and with power of substitution and re-substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of 5B Technologies Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held December 18, 2001 or any adjournment thereof.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS WHICH RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1, 2, AND 3.

    1.   The election of four (4) directors nominated by the Board of
         Directors:

         /_/ FOR all nominees listed below    /_/ WITHHOLD AUTHORITY to vote for

                (except as indicated)                 all nominees listed below

                         Glenn Nortman, Jeffrey Nortman,

                 William H. Kelly, Leonard S. Teiber, Gary Rubin

         (Instruction: To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' names in the space provided below)

    2.   The amendment of the Company's 2000 Stock Incentive Plan:

                /_/ FOR   /_/ AGAINST    /_/ ABSTAIN

    3. The ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for fiscal 2001:

                /_/ FOR   /_/ AGAINST    /_/ ABSTAIN

    4. Other matters as may properly come before the Meeting or any adjournment or adjournments thereof.

         This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR each of the above proposals.

                                        Dated:                       , 2001
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                                        Please sign your name exactly as it
                                        appears hereon. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        full title as it appears hereon. When
                                        signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.